As filed with the Securities and Exchange Commission on July 1, 2009, Registration No. 333-______

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                TRICO BANCSHARES
                            ------------------------
             (Exact name of registrant as specified in its charter)

              California                          94-2792841
        -------------------------            -------------------------------
     (State or other jurisdiction of         (I.R.S. Employer Identification
      incorporation or organization)          Number)

                 63 Constitution Drive, Chico, California 95973
                 ----------------------------------------------
                    (Address of principal executive offices)

                   TriCo Bancshares 2009 Equity Incentive Plan
                   -------------------------------------------
                              (Full title of plan)

                                Thomas J. Reddish
              Executive Vice President and Chief Financial Officer
                                TriCo Bancshares
                              63 Constitution Drive
                                 Chico, CA 95973
                                 (530) 898-0300
                              ---------------------
            (Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer |_| Accelerated filer |X|
Non-accelerated filer |_| Smaller reporting company |_|
(Do not check if a smaller reporting company)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of        Amount to be  Proposed maximum  Proposed maximum    Amount of
securities to   registered    offering price    aggregate offering  registration
be registered   (1)           per share(2)      fee price (2)
--------------------------------------------------------------------------------
Common Stock,    650,000       $15.56           $10,114,000         $564.36
no par value
reserved for
future issuance
under the 2009
Equity Incentive Plan
--------------------------------------------------------------------------------
(1) In addition to the common stock set forth in the table, the amount to be registered includes an indeterminate number of shares issuable pursuant to stock splits and stock dividends in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the amount of the registration fee. The estimate is made pursuant to Rule 457 (c) of the Securities Act and is based upon the $15.56 average of the high and low prices of the registrant's common stock as reported on the Nasdaq Global Select Market on June 30, 2009. The proposed maximum offering price is based on the 650,000 shares being registered and has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS.

           Documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933 and will not be filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are available without charge, upon oral or written request, to: TriCo Bancshares, 63 Constitution Drive, Chico, California 95973.


                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

           TriCo Bancshares ("the Company") hereby incorporates by reference in this Registration Statement the following documents:

           (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Commission on March 12, 2009;

           (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 as filed with the Commission on May 8, 2009;

           (c) the Company's current reports on Form 8-K filed with the Commission on January 12, 2009, February 4, 2009, February 27, 2009, March 12, 2009 (two reports), March 17, 2009, April 30, 2009 and May 21, 2009 (other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules); and

           (d) the description of the registrant's common stock set forth in the Registration Statement on Form 8-A under Section 12(b) of the Exchange Act and any future amendment or report filed for the purpose of updating such description.

           All documents subsequently filed (but not those documents or portions thereof furnished but not filed, unless otherwise stated in such filings) by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

           The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Officers and Directors.

           Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Article VI of the Articles of Incorporation of the Company contains provisions limiting the monetary liability of directors for breaches of the duty of care. Article Six of the Articles of Incorporation of the Company contains provisions that authorize the registrant to indemnify its directors, officers and employees to the fullest extent permitted, and in excess of that authorized, under Section 317. Section 47 of the Company's Bylaws provide for the indemnification of directors and officers to the fullest extent permitted by law.

           The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

           The foregoing summaries are necessarily subject to the complete text of the statute, the Articles and the Bylaws referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.

           Not applicable.

Item 8.  Exhibits.

           The exhibits to this Registration Statement are listed in the Exhibit Index to this filing, which is incorporated by reference.

Item 9.  Undertakings.

           (a) Rule 415 Offering.

               The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) Filings incorporating subsequent Exchange Act documents by reference.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chico, State of California, on July 1, 2009.

                             TRICO BANCSHARES
                               (Registrant)

                                 By /s/ Thomas J. Reddish
                                    ---------------------
                                    Thomas J. Reddish
                                    Executive Vice President and Chief Financial
                                      Officer
                                    (Principal Financial and Accounting Officer)


           The officers and directors of TriCo Bancshares whose signatures appear below hereby constitute and appoint Richard P. Smith and Thomas J. Reddish, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 for the TriCo Bancshares 2009 Equity Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the date indicated.


Signature                    Title                                 Date
---------                    -----                                 ----
/s/ Richard P. Smith          Director, President and              June 30, 2009
---------------------         Chief Executive Officer
Richard P. Smith              (Principal Executive Officer)


/s/ Thomas J. Reddish         Executive Vice President and         June 30, 2009
---------------------         Chief Financial Officer
Thomas J. Reddish             Principal Financial and
                               Accounting Officer)

/s/ William J. Casey          Chairman of the Board of Directors   June 30, 2009
---------------------
William J. Casey


/s/ Donald E. Murphy          Director                             June 30, 2009
---------------------
Donald E. Murphy


/s/ Donald J. Amaral          Director                             June 30, 2009
---------------------
Donald J. Amaral


/s/ L. Gage Chrysler III      Director                             June 30, 2009
-------------------------
L. Gage Chrysler III



Craig S. Compton              Director



/s/ John S. A. Hasbrook       Director                             June 30, 2009
-----------------------
John S. A. Hasbrook

/s/ Michael W. Koehnen        Director                             June 30, 2009
----------------------
Michael W. Koehnen


/s/ Steve G. Nettleton        Director                             June 30, 2009
----------------------
Steve G. Nettleton


/s/  Carroll R. Taresh        Director                             June 30, 2009
----------------------
Carroll R. Taresh


/s/ Alex A. Vereschagin, Jr.  Director                             June 30, 2009
----------------------------
Alex A. Vereschagin, Jr.


/s/  W. Virginia Walker       Director                             June 30, 2009
-----------------------
W. Virginia Walker

                                  EXHIBIT LIST



    Exhibit                       Description
    -------                       -----------

      4    TriCo  Bancshares  2009  Equity   Incentive  Plan   (Incorporated  by
           reference to Appendix A to the Company's definitive Proxy Statement filed with the Commission on April 4, 2009)

      5    Opinion of Bingham McCutchen, LLP

     23.1  Consent of Counsel (included in Exhibit 5)

     23.2  Consent of Independent Registered Public Accounting Firm

     23.3  Consent of Independent Registered Public Accounting Firm

     24    Power of Attorney (included in signature page)

Exhibit 5


July 1, 2009

Trico Bancshares
63 Constitution Ave
Chico, California  95973


Re:  Registration Statement on Form S-8

Ladies and Gentlemen:


We have acted as counsel to TriCo Bancshares, a California corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the rules of the U.S. Securities and Exchange Commission (the "SEC Rules"), relating to 650,000 shares of the Company's common stock (the "Shares") issuable under the Company's 2009 Equity Incentive Plan ("Plan").

As counsel to the Company, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company and of public officials as we have deemed necessary or advisable for purposes of this opinion. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the SEC Rules and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied. This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance of the Shares in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the State of California and no opinion is expressed as to the laws of any other jurisdiction. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of the SEC Rules under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,


/s/Bingham McCutchen LLP
Bingham McCutchen LLP

Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 12, 2009 relating to the consolidated financial statements and effectiveness of internal controls over financial reporting, which appears in TriCo Bancshares's Annual Report on Form 10-K for the year ended December 31, 2008.


/s/ Moss Adams LLP



Stockton, California
July 1, 2009


Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this registration statement on Form S-8 of TriCo Bancshares and subsidiary of our report report dated March 13, 2007, with respect to the consolidated statements of income, changes in shareholders' equity, and cash flows of TriCo Bancshares and subsidiary for the year ended December 31, 2006, which report appears in December 31, 2008, annual report on Form 10-K of TriCo Bancshares.



/s/ KPMG LLP



Sacramento California
July 1, 2009